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                                                                    EXHIBIT 10.2

                                                               EXECUTION VERSION

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                       GUARANTEE AND COLLATERAL AGREEMENT

                            Dated as of July 1, 2004

                                      among

                                HOLLY CORPORATION

                         and certain of its Subsidiaries

                                   in favor of

                             BANK OF AMERICA, N.A.,
                             as Administrative Agent

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                                TABLE OF CONTENTS

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SECTION 1.     DEFINED TERMS .........................................................        1

         1.1.  Definitions ...........................................................        1
         1.2.  Other Definitional Provisions .........................................        6

SECTION 2.     GUARANTEE .............................................................        6

         2.1.  Guarantee .............................................................        6
         2.2.  Rights of Reimbursement, Contribution and Subrogation .................        7
         2.3.  Amendments, etc. with respect to the Borrower Obligations .............        9
         2.4.  Guarantee Absolute and Unconditional ..................................        9
         2.5.  Reinstatement .........................................................       10
         2.6.  Payments ..............................................................       10

SECTION 3.     GRANT OF SECURITY INTEREST; CONTINUING LIABILITY UNDER COLLATERAL .....       11

SECTION 4.     REPRESENTATIONS AND WARRANTIES ........................................       12

         4.1.  Representations in Credit Agreement ...................................       12
         4.2.  Title; No Other Liens .................................................       12
         4.3.  Perfected First Priority Liens ........................................       12
         4.4.  Name; Jurisdiction of Organization, etc ...............................       13
         4.5.  Inventory .............................................................       13
         4.6.  Farm Products .........................................................       13
         4.7.  Deposit Accounts ......................................................       13
         4.8.  Receivables ...........................................................       14
         4.9.  Intellectual Property .................................................       14
         4.10. Transmitting Utilities ................................................       15

SECTION 5.     COVENANTS .............................................................       15

         5.1.  Covenants in Credit Agreement .........................................       15
         5.2.  Delivery and Control of Instruments, Chattel Paper, Negotiable
               Documents and Deposit Accounts ........................................       15
         5.3.  Maintenance of Insurance ..............................................       16
         5.4.  Payment of Obligations ................................................       16
         5.5.  Maintenance of Perfected Security Interest; Further Documentation .....       16
         5.6.  Changes in Locations, Name, Jurisdiction of Incorporation, etc ........       17
         5.7.  Notices ...............................................................       17
         5.8.  Receivables ...........................................................       18
         5.9.  Intellectual Property .................................................       18

SECTION 6.     REMEDIAL PROVISIONS ...................................................       18

         6.1.  Certain Matters Relating to Receivables and the Collateral Account ....       18
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         6.2.  Communications with Obligors; Grantors Remain Liable ..................       20
         6.3.  Proceeds to be Turned Over to Administrative Agent ....................       20
         6.4.  Application of Proceeds ...............................................       21
         6.5.  Code and Other Remedies ...............................................       21
         6.6.  Waiver; Deficiency ....................................................       22

SECTION 7.     THE ADMINISTRATIVE AGENT ..............................................       22

         7.1.  Administrative Agent's Appointment as Attorney-in-Fact, etc ...........       22
         7.2.  Duty of Administrative Agent ..........................................       24
         7.3.  Authorization of Financing Statements .................................       24
         7.4.  Authority of Administrative Agent .....................................       25
         7.5.  Appointment of Co-Collateral Agents ...................................       25

SECTION 8.     MISCELLANEOUS .........................................................       25

         8.1.  Amendments in Writing .................................................       25
         8.2.  Notices ...............................................................       25
         8.3.  No Waiver by Course of Conduct; Cumulative Remedies ...................       25
         8.4.  Enforcement Expenses; Indemnification .................................       26
         8.5.  Successors and Assigns ................................................       27
         8.6.  Set-Off ...............................................................       27
         8.7.  Counterparts ..........................................................       27
         8.8.  Severability ..........................................................       27
         8.9.  Section Headings ......................................................       28
         8.10. Integration ...........................................................       28
         8.11. GOVERNING LAW .........................................................       28
         8.12. Submission to Jurisdiction; Waivers ...................................       28
         8.13. Acknowledgments .......................................................       28
         8.14. Additional Grantors ...................................................       29
         8.15. Releases ..............................................................       29
         8.16. WAIVER OF JURY TRIAL ..................................................       29
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SCHEDULES

         Schedule 1      Notice Addresses of Guarantors
         Schedule 2      Deposit Accounts
         Schedule 3      Filings and Other Actions Required to Perfect Security
                              Interests
         Schedule 4      Exact Legal Name, Location of Jurisdiction of
                              Organization and Chief Executive Office
         Schedule 5      Location of Inventory
         Schedule 6      Bailees and Warehousemen
         Schedule 7      Transmitting Utilities

EXHIBITS

         Exhibit A       Form of Perfection Certificate
         Exhibit B-1     Form of Assignment
         Exhibit B-2     Form of Notice of Assignment
         Exhibit C       Form of Control Agreement

ANNEX

         Annex I         Assumption Agreement


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                       GUARANTEE AND COLLATERAL AGREEMENT

            GUARANTEE AND COLLATERAL AGREEMENT, dated as of July 1, 2004, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "Grantors"), in favor of BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") for (i) the banks and other financial institutions or entities (the "Lenders") from time to time party to the Credit Agreement, dated as of July 1, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among HOLLY CORPORATION, a Delaware corporation (the "Borrower"), the Lenders and the Administrative Agent and (ii) the other Secured Parties (as hereinafter defined).

                              W I T N E S S E T H:

            WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

            WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

            WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to enable the Borrower to make valuable transfers to one or more of the other Grantors in connection with the operation of their respective businesses;

            WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

            WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

            NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

                            SECTION 1. DEFINED TERMS

            1.1. Definitions.

            (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Account Debtor, Accounts, Chattel Paper, Deposit Account, Documents, Farm Products, Goods, Instruments, Payment Intangibles, and Supporting Obligations.

            (b) The following terms shall have the meanings set forth below:

            "Agreement" means this Guarantee and Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Borrower Obligations" means the collective reference to the Obligations (as defined in the Credit Agreement).

            "Cash Collateral Investments" means:

            (i) marketable direct or guaranteed obligations of the United States of America or any agency thereof which mature within one year from the date of purchase by or on behalf of Borrower (including without limitation repurchase transactions with respect thereto which are effected through banks);

            (ii) certificates of deposit, bankers acceptances and time deposits of any of the Lenders, or any other United States banks, in each case maturing within one year after the date of acquisition thereof by or on behalf of the Borrower; provided that such Lenders and such other banks have a Thompson Bank Watch rating of "B" or better at the time of acquisition and at any time such certificates of deposit, bankers acceptance and time deposit are included in the Borrowing Base and such other banks shall also have total assets in excess of $20,000,000,000;

            (iii) certificates of deposit, bankers acceptances and time deposits of First National Bank of Artesia up to an aggregate amount of $600,000 which are fully insured by the Federal Deposit Insurance Corporation and which mature within one year after the date of acquisition thereof by or on behalf of the Borrower; and

            (iv) interests in money market mutual funds that invest at least 95% of its assets in so- called "money market" instruments maturing not more than 13 months after the acquisition thereof by or on behalf of the Borrower, which funds are managed by Persons having, or which are members of holding company groups having, capital and surplus in excess of $100,000,000.

            "Collateral" has the meaning specified in Section 3.

            "Collateral Account" means (i) any collateral account established and maintained as provided in Section 6.1 or (ii) any other cash collateral account established and maintained as provided in the Credit Agreement, including for purposes of designating cash or cash equivalents as "Pledged Cash" thereunder.


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            "Copyright Licenses" means any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, print, publish, copy, import, export, distribute, exploit and sell materials derived from any Copyright.

            "Copyrights" means (i) all domestic copyrights, whether or not the underlying works of authorship have been published, including but not limited to copyrights in software and databases, all Mask Works (as defined in 17 U.S.C. 901 of the U.S. Copyright Act) and all works of authorship and other intellectual property rights therein, all copyrights of works based on, incorporated in, derived from or relating to works covered by such copyrights, all right, title and interest to make and exploit all derivative works based on or adopted from works covered by such copyrights, and all copyright registrations and copyright applications, mask works registrations, and mask works applications, and any renewals or extensions thereof, (ii) the rights to print, publish and distribute any of the foregoing, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Copyright Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringements thereof), and (v) all other rights of any kind whatsoever accruing thereunder or pertaining thereto.

            "General Intangibles" means all "general intangibles" as such term is defined in Section 9-102(a)(42) of the New York UCC in effect as of the date hereof and, in any event, including, without limitation, with respect to any Grantor, all rights of such Grantor to receive any tax refunds, all Swap Contracts and all contracts, agreements, instruments and indentures and all licenses, permits, concessions, franchises and authorizations issued by Governmental Authorities in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented, replaced or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto, (iii) all rights of such Grantor to damages arising thereunder, and (iv) all rights of such Grantor to terminate and to perform, compel performance and to exercise all remedies thereunder.

            "Guarantor Obligations" means with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document to which such Guarantor is a party, in each case whether on account of Guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to any Secured Party that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).


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            "Guarantors" means the collective reference to each Grantor other than the Borrower.

            "Indemnified Liabilities" has the meaning specified in Section 8.4.

            "Indemnitee" has the meaning specified in Section 8.4.

            "Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets and the Trade Secret Licenses, and all rights to sue at law or in equity for any past, present and future infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

            "Inventory" means all "inventory" as such term is defined in Section 9-102(a)(48) of the New York UCC in effect as of the date hereof now owned or hereafter acquired by the Borrower (including, but not limited to, all (i) petroleum products, raw materials and work in process therefor, and materials used or consumed in the manufacture of production thereof, (ii) goods in which the Borrower has an interest in mass or a joint or other interest or right of any kind, and (iii) goods which are returned to or repossessed by the Borrower, and all accessions thereto and products thereof and documents therefor wherever located).

            "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

            "Obligations" means (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

            "Patent License" means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use, import, export, distribute or sell any invention covered in whole or in part by a Patent.

            "Patents" means (i) all domestic patents, patent applications and patentable inventions, all certificates of invention or similar property rights, (ii) all inventions and improvements described and claimed therein, (iii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iv) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Patent Licenses entered into in connection therewith, payments arising out of any other sale, lease, license or other disposition thereof and damages and payments for past, present or future infringement thereof), and (v) all reissues, divisions, continuations, continuations-in-part, substitutes, renewals, and extensions thereof, all improvements thereon and all other rights of any kind whatsoever accruing thereunder or pertaining thereto.


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            "Perfection Certificate" means that certain Perfection Certificate dated as of July 1, 2004, executed by the Borrower, as may be supplemented from time to time in accordance with the terms hereof.

            "Proceeds" means all "proceeds" as such term in defined in Section 9-102(a)(64) of the New York UCC in effect as of the date hereof and, in any event, shall include, without limitation, all other profits, rentals. accessions or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Borrower against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, rights to any returned or repossessed goods relating to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

            "Qualified Counterparty" means, with respect to any Swap Contract, any counterparty thereto that, at the time such Swap Contract was entered into, was a Lender or an Affiliate of a Lender.

            "Receivable" means all Accounts and any other right to payment for Goods or other property sold, leased, licensed or otherwise disposed of or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper or classified as a Payment Intangible and whether or not it has been earned by performance. References herein to Receivables shall include any Supporting Obligation or collateral securing such Receivable.

            "Secured Parties" means collectively, the Administrative Agent, the Co-Documentation Agents, the Syndication Agent, the L/C Issuer, the other Lenders and, with respect to any interest rate protection Swap Contract entered into in accordance with the terms of Section 7.03(d) of the Credit Agreement, any Qualified Counterparty that has agreed to be bound by the provisions of Article IX of the Credit Agreement at all times as if it were a Lender party thereto; provided that no such Qualified Counterparty shall have any rights in connection with the management or release of any Collateral or any Guarantor Obligations under this Agreement.

            "Trademark License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

            "Trademarks" means (i) all domestic trademarks, service marks, trade names, corporate names, company names, business names, trade dress, trade styles, logos, or other indicia of origin or source identification, Internet domain names, trademark and service mark registrations, and applications for trademark or service mark registrations and any renewals thereof, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments under all Trademark Licenses entered into in connection therewith, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever accruing thereunder or pertaining thereto, together in each case with the goodwill of the business connected with the use of, and symbolized by, each of the above.

            "Trade Secret License" means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trade Secret.

            "Trade Secrets" means (i) all trade secrets and all confidential and proprietary information, including know-how, manufacturing and production processes and techniques, inventions, research and development information, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information, (ii) the right to sue or otherwise recover for any and all past, present and future infringements and misappropriations thereof, (iii) all income, royalties, damages and other payments now and hereafter due and/or payable with respect thereto (including, without limitation, payments arising out of the sale, lease, license, assignment or other disposition thereof, and damages and payments for past, present or future infringements thereof), and (iv) all other rights of any kind whatsoever of any Grantor accruing thereunder or pertaining thereto.

            "UCC" means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            1.2. Other Definitional Provisions.

            (a) Unless otherwise provided herein, the rules of interpretation set forth in Article I of the Credit Agreement shall apply to this Agreement.

            (b) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.

            (c) The expressions "payment in full," "paid in full" and any other similar terms or phrases when used herein with respect to the Borrower Obligations or the Guarantor Obligations shall mean the unconditional, final and irrevocable payment in full, in immediately available funds, of all of the Borrower Obligations or the Guarantor Obligations, as the case may be.

                              SECTION 2. GUARANTEE

            2.1. Guarantee.

            (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, Guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

            (b) If and to the extent required in order for the Guarantor Obligations to be enforceable under applicable federal, state and other Debtor Relief Laws, the maximum liability of such Guarantor hereunder shall be limited to the greatest amount which can lawfully be Guaranteed by such Guarantor under such Debtor Relief Laws after giving effect to any rights of contribution, reimbursement and subrogation arising under Section 2.2. Each Guarantor acknowledges and agrees that, to the extent not prohibited by applicable law,
(i) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right under such laws to reduce, or request any judicial relief that has the effect of reducing, the amount of its liability under this Agreement, (ii) such Guarantor (as opposed to its creditors, representatives of creditors or bankruptcy trustee, including such Guarantor in its capacity as debtor in possession exercising any powers of a bankruptcy trustee) has no personal right to enforce the limitation set forth in this Section 2.1(b) or to reduce, or request judicial relief reducing, the amount of its liability under this Agreement, and
(iii) the limitation set forth in this Section 2.1(b) may be enforced only to the extent required under such laws in order for the obligations of such Guarantor under this Agreement to be enforceable under such laws and only by or for the benefit of a creditor, representative of creditors or bankruptcy trustee of such Guarantor or other Person entitled, under such laws, to enforce the provisions thereof.

            (c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of such Guarantor under Section 2.1(b) without impairing the Guarantee contained in this Section 2 or affecting the rights and remedies of any Secured Party hereunder.

            (d) The Guarantee contained in this Section 2 shall remain in full force and effect until payment in full of the Obligations, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations.

            (e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by any Secured Party from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations (other than in respect of any Swap Contract) are paid in full, no Letter of Credit shall be outstanding and the Commitments are terminated or have expired.

            2.2. Rights of Reimbursement, Contribution and Subrogation.


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
            In case any payment is made on account of the Obligations by any Grantor or is received or collected on account of the Obligations from any Grantor or its property:

            (a) If such payment is made by the Borrower or from its property, then, if and to the extent such payment is made on account of Obligations arising from or relating to a Loan made to the Borrower or a Letter of Credit issued for account of the Borrower, the Borrower shall not be entitled (i) to demand or enforce reimbursement or contribution in respect of such payment from any other Grantor or (ii) to be subrogated to any claim, interest, right or remedy of any Secured Party against any other Person, including any other Grantor or its property.

            (b) If such payment is made by a Guarantor or from its property, such Guarantor shall be entitled, subject to and upon payment in full of the Obligations, (i) to demand and enforce reimbursement for the full amount of such payment from the Borrower and (ii) to demand and enforce contribution in respect of such payment from each other Guarantor which has not paid its fair share of such payment, as necessary to ensure that (after giving effect to any enforcement of reimbursement rights provided hereby) each Guarantor pays its fair share of the unreimbursed portion of such payment. For this purpose, the fair share of each Guarantor as to any unreimbursed payment shall be determined based on an equitable apportionment of such unreimbursed payment among all Guarantors based on the relative value of their assets and any other equitable considerations deemed appropriate by a court of competent jurisdiction.

            (c) If and whenever (after payment in full of the Obligations) any right of reimbursement or contribution becomes enforceable by any Guarantor against any other Grantor under Section 2.2(b), such Grantor shall be entitled, subject to and upon payment in full of the Obligations, to be subrogated (equally and ratably with all other Grantors entitled to reimbursement or contribution from any other Grantor as set forth in this Section 2.2) to any security interest that may then be held by the Administrative Agent, for the ratable benefit of the Secured Parties, upon any Collateral granted to it in this Agreement. Such right of subrogation shall be enforceable solely against the Grantors, and not against the Secured Parties, and neither the Administrative Agent nor any other Secured Party shall have any duty whatsoever to warrant, ensure or protect any such right of subrogation or to obtain, perfect, maintain, hold, enforce or retain any Collateral for any purpose related to any such right of subrogation. If subrogation is demanded by any Grantor, then (after payment in full of the Obligations) the Administrative Agent shall deliver to the Grantors making such demand, or to a representative of such Grantors or of the Grantors generally, an instrument satisfactory to the Administrative Agent transferring, on a quitclaim basis without any recourse, representation, warranty or obligation whatsoever, whatever security interest the Administrative Agent then may hold in whatever Collateral may then exist that was not previously released or disposed of by the Administrative Agent.

            (d) All rights and claims arising under this Section 2.2 or based upon or relating to any other right of reimbursement, indemnification, contribution or subrogation that may at any time arise or exist in favor of any Grantor as to any payment on account of the Obligations made by it or received or collected from its property shall be fully subordinated in all respects to the prior payment in full of all of the Obligations. Until payment in full of the Obligations, no Grantor shall demand or receive any collateral security, payment or distribution whatsoever (whether in cash, property or securities or otherwise) on account of any such right or claim. If any such payment or distribution is made or becomes available to any Grantor in any bankruptcy

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case or receivership, insolvency or liquidation proceeding, such payment or distribution shall be delivered by the Person making such payment or distribution directly to the Administrative Agent, for application to the payment of the Obligations. If any such payment or distribution is received by any Grantor, it shall be held by such Grantor in trust, as trustee of an express trust for the benefit of the Secured Parties, and shall forthwith be transferred and delivered by such Grantor to the Administrative Agent, in the exact form received and, if necessary, duly endorsed.

            (e) The obligations of the Grantors under the Loan Documents, including their liability for the Obligations and the enforceability of the security interests granted thereby, are not contingent upon the validity, legality, enforceability, collectibility or sufficiency of any right of reimbursement, contribution or subrogation arising under this Section 2.2. The invalidity, insufficiency, unenforceability or uncollectibility of any such right shall not in any respect diminish, affect or impair any such obligation or any other claim, interest, right or remedy at any time held by any Secured Party against any Guarantor or its property. The Secured Parties make no representations or warranties in respect of any such right and shall have no duty to assure, protect, enforce or ensure any such right or otherwise relating to any such right.

            (f) Each Grantor reserves any and all other rights of reimbursement, contribution or subrogation at any time available to it as against any other Grantor, but (i) the exercise and enforcement of such rights shall be subject to
Section 2.2(d) and (ii) neither the Administrative Agent nor any other Secured Party shall ever have any duty or liability whatsoever in respect of any such right, except as provided in Section 2.2(c).

            2.3. Amendments, etc. with respect to the Borrower Obligations.

            Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by any Secured Party may be rescinded by such Secured Party and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or Guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, increased, extended, amended, modified, accelerated, compromised, waived, surrendered or released by any Secured Party, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated (to the extent provided by the terms of the Credit Agreement and the other Loan Documents), in whole or in part, as the Administrative Agent (or the requisite Lenders under the Credit Agreement or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, Guarantee or right of offset at any time held by any Secured Party for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. No Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the Guarantee contained in this
Section 2 or any property subject thereto.

            2.4. Guarantee Absolute and Unconditional.

            Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by any Secured Party upon the Guarantee contained in this Section 2 or acceptance of the Guarantee contained in this Section 2; the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the Guarantee contained in this Section 2. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the Guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional Guarantee of payment and performance without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or Guarantee or right of offset with respect thereto at any time or from time to time held by any Secured Party, (b) any defense, set-off or counterclaim (other than a defense of payment or performance hereunder) which may at any time be available to or be asserted by the Borrower or any other Person against any Secured Party, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the Guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, any Secured Party may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or Guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by any Secured Party to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or Guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, Guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of any Secured Party against any Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            2.5. Reinstatement.

            The Guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by any Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

            2.6. Payments.

            Each Guarantor hereby Guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars in immediately available funds at the Administrative Agent's Office.

                     SECTION 3. GRANT OF SECURITY INTEREST;
                      CONTINUING LIABILITY UNDER COLLATERAL

            (a) Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of the following property, in each case, wherever located and now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's
Obligations:

                  (i) all Accounts, including, without limitation, any Collateral Account, all cash deposited therein from time to time and the Cash Collateral Investments made pursuant to Section 6.1(d);

                  (ii) all Inventory;

                  (iii) all Documents;

                  (iv) all Instruments;

                  (v) all General Intangibles relating to any Collateral including, without limitation, all rights against the owners or operators of any pipeline or storage facility with respect to any Inventory or other Collateral;

                  (vi) all books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary in the collection thereof or realization thereupon; and

                  (vii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security, Supporting Obligations and Guarantees given by any Person with respect to any of the foregoing.

            (b) Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Administrative Agent or any other Secured Party, (ii) each Grantor shall remain liable under and each of the agreements included in the Collateral, to use commercially reasonable efforts to perform the obligations undertaken by it thereunder and neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Administrative Agent nor any other Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (iii) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

                   SECTION 4. REPRESENTATIONS AND WARRANTIES

            To induce the Administrative Agent, the L/C Issuer and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Secured Parties that:

            4.1. Representations in Credit Agreement.

            In the case of each Guarantor, the representations and warranties set forth in Article V of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, in all material respects, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, and the Secured Parties shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.l, be deemed to be a reference to such Guarantor's knowledge.

            4.2. Title; No Other Liens.

            Such Grantor owns its respective items of the Collateral free and clear of any and all Liens or claims, including, without limitation, Liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, except for Permitted Liens. No financing statement, mortgage or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (a) such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Credit Agreement, (b) such as have been filed in connection with Permitted Liens, or (c) financing statements which remain on file or of record in a public office notwithstanding the effective termination, release or expiration thereof.

            4.3. Perfected First Priority Liens.

            The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and, as applicable, duly executed form, and may be filed by the Administrative Agent at any time) and payment of all filing fees, will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor's Obligations, enforceable in accordance with the terms hereof and (b) are prior to all other Liens on the Collateral except for Permitted Liens.

Without limiting the foregoing, each Grantor has taken all actions necessary or desirable, including without limitation those specified in Section 5.2 to establish the Administrative Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts that are Collateral Accounts.

            4.4. Name; Jurisdiction of Organization, etc.

            On the date hereof, such Grantor's exact legal name (as indicated on the public record of such Grantor's jurisdiction of formation or organization), jurisdiction of organization, organizational i.d. number, if any, and the location of such Grantor's chief executive office or sole place of business are specified on Schedule 4. Each Grantor is organized solely under the law of the jurisdiction so specified and has not filed any certificates of domestication, transfer or continuance in any other jurisdiction. Except as otherwise indicated on Schedule 4, the jurisdiction of each such Grantor's organization of formation is required to maintain a public record showing the Grantor to have been organized or formed. Except as specified on Schedule 4, it has not changed its name, jurisdiction of organization, chief executive office or sole place of business or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form or otherwise) within the five years preceding the date hereof and has not within such five-year period become bound (whether as a result of merger or otherwise) as a grantor under a security agreement entered into by another Person, which has not heretofore been (or which is concurrently herewith being) terminated.

            4.5. Inventory.

            (a) On the date hereof, the Inventory is kept at the locations listed on Schedule 5;

            (b) any Inventory now or hereafter produced by any Grantor included in the Collateral has been and will be produced in compliance with the requirements of all applicable laws and regulations, including the Fair Labor Standards Act, as amended; and

            (c) except as set forth on Schedule 6, no portion of the Inventory that has a fair market value in excess of $500,000 is in the possession of an issuer of a Negotiable Document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of any bailee or warehousemen.

            4.6. Farm Products.

            No portion of the Collateral that has a fair market value in excess of $500,000 constitutes, or is the Proceeds of, Farm Products.

            4.7. Deposit Accounts.

            Schedule 2 hereto (as such schedule may be amended from time to time) sets forth all of the Deposit Accounts in which each Grantor has an interest. Each Grantor is the sole entitlement holder or customer of each such account, and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Administrative Agent pursuant hereto) having "control" (within the meanings of Sections 8-106, 9-106 and 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any securities, commodities or other property credited thereto.

            4.8. Receivables.

            (a) Upon the delivery to the Administrative Agent of assignments and notices of assignment substantially in the forms of Exhibits B-1 and B-2, or such other form as may be required by the applicable Governmental Authority, and the filing of each such notice with the Governmental Authority or agency or other office described therein, the security interests granted hereunder shall constitute valid assignments of the Receivables due under Eligible Government Contracts to the extent that such assignment is governed by the Assignment of Claims Act of 1940 (31 U.S.C. 3727, 41 U.S.C 15) (the "Assignment of Claims Act").

            (b) As of the date hereof, such Grantor is not aware of any material Receivable included in the Collateral that (i) is not and will not be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is not and will not be enforceable in accordance with its terms, (iii) is or will be subject to any setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is not and will not be in compliance with all applicable laws and regulations.

            4.9. Intellectual Property.

            (a) Each Grantor is the exclusive owner of the entire and unencumbered right, title and interest in and to such items of Intellectual Property as are reasonably necessary in the operation of such Grantor's business and is otherwise entitled to use all such Intellectual Property, without limitation, subject only to the license terms of applicable licensing or franchise agreements.

            (b) As of the date hereof, all material Intellectual Property reasonably necessary in the operation of such Grantor's business is valid, subsisting, unexpired and enforceable, has not, to such Grantor's knowledge, been abandoned and neither the operation of such Grantor's business as currently conducted or as contemplated to be conducted nor the use of such Intellectual Property in connection therewith would reasonably be expected to conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any other Person.

            (c) As of the date hereof none of the Collateral is the subject of any licensing or franchise agreement pursuant to which the applicable Grantor is the licensor or franchisor.

            (d) The rights of such Grantor in or to any Intellectual Property would not reasonably be expected to conflict with or infringe upon the rights of any third party, and, to such Grantor's knowledge, no claim has been asserted that the use of such Intellectual Property does or may infringe upon the rights of any third party, in either case, which conflict or infringement could reasonably be expected to have a Material Adverse Effect. As of the date hereof, there is no infringement or unauthorized use of any item of Intellectual Property of such Grantor that would reasonably be expected to have a Material Adverse Effect.

            (e) To such Grantor's knowledge, no holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity or enforceability of, or such Grantor's rights in, any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.

            (f) No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of any Intellectual Property or such Grantor's ownership interest therein, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by such Grantor infringe any patent, trademark, copyright, or any other right of any third party, or (iii) alleging that any material Intellectual Property is being licensed, sublicensed or used in violation of any patent, trademark, copyright or any other right of any third party, in each case, which if adversely determined, would reasonably be expected to have a Material Adverse Effect.

            4.10. Transmitting Utilities.

            Except as set forth on Schedule 7 hereto, no Grantor is a "Transmitting Utility" as defined in Article 9 of the UCC.

                              SECTION 5. COVENANTS

            Each Grantor covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Obligations (other than Obligations in respect of any Swap Contracts) shall have been paid in full, no Letter of Credit shall be outstanding and the Commitments shall have terminated or expired:

            5.1. Covenants in Credit Agreement.

            Each Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

            5.2. Delivery and Control of Instruments, Chattel Paper, Negotiable Documents and Deposit Accounts.

            (a) If any of the Collateral is or shall become evidenced or represented by any Instrument, Negotiable Document or Tangible Chattel Paper, in an amount in excess of $500,000, such Instrument (other than checks received in the ordinary course of business), Negotiable Document or Tangible Chattel Paper shall be promptly delivered to the Administrative Agent, duly endorsed in a manner reasonably satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement. With respect to any such Instrument, Negotiable Document or Tangible Chattel Paper as of the Closing Date, the Borrower shall as soon as reasonably as practicable after the Closing Date, and in any event not to exceed 10 Business Days after the Closing Date, deliver such Instrument, Negotiable Document or Tangible Chattel Paper to the Administrative Agent in accordance with this Section 5.2(a).

            (b) If any of the Collateral is or shall become "Electronic Chattel Paper" in an amount in excess of $500,000, such Grantor shall ensure that (i) a single authoritative copy exists which is unique, identifiable, unalterable (except as provided in clauses (iii), (iv) and (v) of this paragraph), (ii) that such authoritative copy identifies the Administrative Agent as the assignee and is communicated to and maintained by the Administrative Agent or its designee,
(iii) that copies or revisions that add or change the assignee of the authoritative copy can only be made with the participation of the Administrative Agent, (iv) that each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy and not the authoritative copy and (v) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

            (c) Each Grantor shall maintain each Deposit Account that is a Collateral Account only with financial institutions that have agreed to comply with instructions issued or originated by the Administrative Agent without further consent of such Grantor, such agreement to be substantially in the form of Exhibit C or in another form reasonably acceptable to the Administrative Agent.

            (d) Each Grantor shall ensure that all amounts received in respect of Eligible Receivables shall at all times be deposited into a Deposit Account that is a Collateral Account prior to distribution to any other account.

            5.3. Maintenance of Insurance.

            To the extent required by Section 6.07 of the Credit Agreement, such Grantor will maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Grantor operates.

            5.4. Payment of Obligations.

            Such Grantor will pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Federal and state income taxes and other material taxes, assessments, fees and other governmental charges levied or imposed upon it or its properties, income or assets otherwise due and payable, except (i) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (ii) to the extent that a failure to do so would not reasonably be expected to result in a Material Adverse Effect; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

            5.5. Maintenance of Perfected Security Interest; Further Documentation.

            (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

            (b) To the extent required by Section 6.15 of the Credit Agreement, such Grantor will furnish to the Administrative Agent from time to time (but no more than once per fiscal year unless an Event of Default shall have occurred and is continuing, in which case such Grantor will furnish such reports to the Administrative Agent as often as the Administrative Agent may reasonably request) statements and schedules further identifying and describing the Collateral and such other reports in connection with the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

            (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly authorize, execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby (including, without limitation, any such document or action in respect of the Assignment of Claims Act; provided that the Borrower shall not be required at any time to file any document or take any action in respect of the Assignment of Claims Act if at such time no Receivables created pursuant to an Eligible Government Contract are included in the Borrowing Base) and (ii) in the case of each Deposit Account that is a Collateral Account, taking any actions reasonably necessary to enable the Administrative Agent to obtain "control" (within the meaning of the applicable UCC) with respect thereto, including, without limitation, executing and delivering and causing the relevant depositary bank to execute and deliver a Control Agreement substantially in the form attached hereto as Exhibit C, or in another form reasonably acceptable to the Administrative Agent.

            5.6. Changes in Locations, Name, Jurisdiction of Incorporation, etc.

            (a) Such Grantor will not permit a material portion of the Inventory to be kept at a location other than those listed on Schedule 5, except upon 30 days' prior written notice to the Administrative Agent and delivery to the Administrative Agent of duly authorized and, where required, executed copies of
(i) all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (ii) if applicable, a written supplement to Schedule 5 showing any additional location at which Inventory shall be kept.

            (b) Without limiting the prohibitions on mergers involving the Grantors contained in the Credit Agreement, such Grantor will not change its name, reincorporate, reform or otherwise reorganize, or change its jurisdiction of organization without having given the Administrative Agent not less than 30 days' prior written notice thereof and after having executed and delivered to the Administrative Agent such further instruments and documents in connection therewith as may be reasonably required by the Administrative Agent.

            5.7. Notices.

            Upon acquiring knowledge thereof, such Grantor will advise the Secured Parties promptly, in reasonable detail, of:

            (a) any Lien (other than any Permitted Lien) on any of the Collateral which would reasonably be expected to materially and adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

            (b) the occurrence of any other event which would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

            5.8. Receivables.

            (a) Other than in the ordinary course of business and so long as no Event of Default shall have occurred and be continuing, such Grantor will not
(i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or
(v) amend, supplement or modify any Receivable in any manner that would reasonably be expected to adversely affect the value thereof.

            (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

            (c) Each Grantor shall use commercially reasonable efforts to perform and comply in all material respects with all of its obligations with respect to the Receivables.

            (d) Each Grantor will take all steps necessary to comply with the Assignment of Claims Act for all Receivables due under any Eligible Government Contract, including, without limitation, obtaining assignments and notices of assignment substantially in the forms of Exhibits B-1 and B-2, or such other form as may be required by the applicable Governmental Authority, and filing each such notice with the Governmental Authority or agency or other office described therein.

            5.9. Intellectual Property.

            Such Grantor hereby gives a nonexclusive license and further agrees to execute such documents and take such actions as may be reasonably requested by the Administrative Agent in order to ensure that the Secured Parties may use, without any charge or expense, any item of Intellectual Property useful or necessary in connection with the exercise of any rights or remedies in respect of the Collateral.

                         SECTION 6. REMEDIAL PROVISIONS

            6.1. Certain Matters Relating to Receivables and the Collateral Account.

            (a) The Administrative Agent shall have the right to make test verifications of the Receivables in accordance with, and to the extent permitted by, the Credit Agreement, and each applicable Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications.

            (b) Upon the occurrence and continuation of an Account Control Default, and if requested by the Administrative Agent in writing, the Borrower shall (without limiting the obligations of the Borrower under Section 5.2(d)) instruct all Account Debtors to make all payments in respect of Receivables either (i) directly to the Administrative Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Administrative Agent) or (ii) to one or more other banks in any state (other than Louisiana) in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Control Agreement substantially in the form of Exhibit C hereto (or in another form reasonably acceptable to the Administrative Agent) duly executed by the Borrower and such bank or under other arrangements, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Borrower shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all Proceeds of such payments directly to the Administrative Agent for deposit into the Collateral Account designated by the Administrative Agent or as the Administrative Agent may otherwise instruct such bank. All such payments made to the Administrative Agent shall be deposited in such Collateral Account. In addition to the foregoing, the Borrower agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it upon or after the occurrence and continuation of an Event of Default, the Borrower shall as promptly as possible deposit such Proceeds into the Collateral Account designated by the Administrative Agent. Until so deposited, all such Proceeds shall be held in trust by the Borrower for the Administrative Agent and the other Secured Parties and shall not be commingled with any other funds or property of the Borrower.

            (c) There shall be deposited from time to time into the Collateral Account designated by the Administrative Agent (i) the cash proceeds of the Collateral required to be delivered to the Administrative Agent pursuant to subsection (b) of this Section 6 (if any) or any other provision of this Agreement and (ii) at the discretion of the Borrower, any other cash. Any income received by the Administrative Agent with respect to the balance from time to time standing to the credit of any Collateral Account, including any interest or capital gains on Cash Collateral Investments, shall remain, or be deposited, in such Collateral Account. The cash amounts on deposit from time to time in any Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Obligations until applied thereto as hereinafter provided.

            (d) Amounts on deposit in any Collateral Account shall be invested and re-invested from time to time in such Cash Collateral Investments as the Borrower shall determine, which Cash Collateral Investments shall be under the control of the Administrative Agent, provided that, if an Account Control Default has occurred and is continuing, the Administrative Agent shall, if instructed by the Supermajority Lenders, liquidate any such Cash Collateral Investment and apply or cause to be applied the proceeds thereof to the payment of the Obligations in the manner specified in Section 6.4.

            (e) At the Administrative Agent's reasonable request, each Grantor shall deliver to the Administrative Agent copies of all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables to the extent such documents are in the possession of such Grantor or are otherwise reasonably capable of being obtained by such Grantor, including, without limitation, copies of all original orders, invoices and shipping receipts.

            6.2. Communications with Obligors; Grantors Remain Liable.

            (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to any contract or other agreement to verify with them to the Administrative Agent's reasonable satisfaction the existence, amount and terms of any Receivables.

            (b) The Administrative Agent may at any time notify, or require any Grantor to so notify, the Account Debtor or counterparty in respect of any Receivable of the security interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may (i) upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the Account Debtor or counterparty to make all payments under the Receivables directly to the Administrative Agent, or (ii) in the case of any Collateral in the possession or control of any warehouseman, bailee or any of the Borrower's agents or processors, promptly upon request of the Administrative Agent at the request of any Lender, the Borrower shall notify such warehouseman, bailee, agent or processor of the security interests created hereby and to hold all such Collateral for the Administrative Agent's account subject to the Administrative Agent's instructions.

            (c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            6.3. Proceeds to be Turned Over to Administrative Agent.

            In addition to the rights of the Secured Parties specified in
Section 6.1 with respect to payments of Receivables, if an Account Control Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, Cash Equivalents, checks and other near-cash items shall be held by such Grantor in trust for the Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Administrative Agent, if required). All Proceeds while held by the Administrative Agent (or by such Grantor in trust for the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

            6.4. Application of Proceeds.

            If an Event of Default shall have occurred and be continuing, the Administrative Agent may, at any time, apply all or any part of the net Proceeds (after deducting fees and expenses as provided in Section 6.6) constituting Collateral realized through the exercise by the Administrative Agent of its remedies hereunder or under any other Loan Document, whether or not held in any Collateral Account, and any proceeds of the Guarantee set forth in Section 2, in payment of the Obligations in the manner provided by Section 8.03 of the Credit Agreement.

            6.5. Code and Other Remedies.

            (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC (whether or not the New York UCC applies to the affected Collateral) or its rights under any other applicable law or in equity. Without limiting the generality of the foregoing, the Administrative Agent, while an Event of Default has occurred and is continuing, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Each Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. The Administrative Agent may specifically disclaim or modify any warranties of title or the like. To the extent permitted by applicable law, each Grantor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. Each Grantor further agrees, at the Administrative Agent's request, to assemble its Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall have the right to enter onto the property where any Collateral is located and take possession thereof with or without judicial process and shall be entitled to use or employ, without charge, all items of Intellectual Property used or employed by any Grantor.

            (b) The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.5, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the New York UCC. If the Administrative Agent sells any of the Collateral upon credit, the applicable Grantor will be credited only with payments actually made by the purchaser and received by the Administrative Agent. In the event the purchaser fails to pay for the Collateral, the Administrative Agent may resell the Collateral and the applicable Grantor shall be credited with proceeds of the sale. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.

            6.6. Waiver; Deficiency.

            Subject to the terms of Section 2.1(b), each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and any Attorney Costs incurred by any Secured Party to collect such deficiency.

                      SECTION 7. THE ADMINISTRATIVE AGENT

            7.1. Administrative Agent's Appointment as Attorney-in-Fact, etc.

            (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be reasonably necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

                  (i) in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any of its Receivables or with respect to any of its other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any of its Receivables or with respect to any of its other Collateral whenever payable;

                  (ii) pay or discharge taxes and Liens levied or placed on or threatened against any of its Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

                  (iii) execute, in connection with any sale provided for in
      Section 6.5, any endorsements, assignments or other instruments of conveyance or transfer with respect to any of its Collateral; and

                  (iv) (1) direct any party liable for any payment under any of its Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of its Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect any of its Collateral or any portion thereof and to enforce any other right in respect of any of its Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any of its Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; and (7) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of its Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon any of such Collateral and the Administrative Agent's security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

            Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that, except as provided in Section 7.1(b), it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

            (b) If any Grantor fails to perform or comply with any of its covenants contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement; provided, however, that unless and Event of Default has occurred and is continuing, the Administrative

Agent shall not exercise this power without first making demand on the Grantor and the Grantor failing to promptly comply therewith.

            (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Base Rate Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on written demand.

            (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

            7.2. Duty of Administrative Agent.

            The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under
Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. To the extent permitted under applicable law, neither the Administrative Agent, nor any other Secured Party nor any of their respective officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties' interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers. The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, partners, employees, agents, attorneys and other advisors, attorneys-in-fact or affiliates shall be responsible to any Grantor for any act or failure to act hereunder, except to the extent that any such act or failure to act is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from their own gross negligence or willful misconduct.

            7.3. Authorization of Financing Statements.

            Each Grantor acknowledges that pursuant to Section 9-509(b) of the New York UCC and any other applicable law, the Administrative Agent is authorized to file or record financing or continuation statements, and amendments thereto, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect or maintain the perfection of the security interests of the Administrative Agent under this Agreement. Each Grantor agrees that such financing statements may describe the collateral in the same manner as described herein, or such other description as the Administrative Agent, in its sole judgment, determines is necessary or advisable. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

            7.4. Authority of Administrative Agent.

            Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

            7.5. Appointment of Co-Collateral Agents.

            At any time or from time to time, in order to comply with any requirement of law, the Administrative Agent may appoint another Secured Party, either to act as co-agent or agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and which may be specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for indemnification and similar protections of such co-agent or separate agent).

                            SECTION 8. MISCELLANEOUS

            8.1. Amendments in Writing.

            None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section
10.01 of the Credit Agreement.

            8.2. Notices.

            All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in
Section 10.02 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

            8.3. No Waiver by Course of Conduct; Cumulative Remedies.

            No Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

            8.4. Enforcement Expenses; Indemnification.

            (a) Each Grantor agrees (i) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, and (ii) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. All amounts due under this
Section 8.4 shall be payable within thirty days after written demand therefor. The agreements in this Section shall survive the termination of this Agreement.

            (b) Each Grantor shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (i) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (ii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with the Credit Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 8.4 shall be payable within ten Business Days after written demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of this Agreement.

            8.5. Successors and Assigns.

            This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Secured Parties and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

            8.6. Set-Off.

            In addition to any rights and remedies of the Secured Parties provided by law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, without prior notice to each Grantor, any such notice being waived by the Borrower (on its own behalf and on behalf of each Guarantor) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Secured Party to or for the credit or the account of the respective Grantors against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not the Administrative Agent or such other Secured Party shall have made demand under the this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

            8.7. Counterparts.

            This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            8.8. Severability.

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            8.9. Section Headings.

            The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

            8.10. Integration.

            This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the other Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

            8.11. GOVERNING LAW.

            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT EACH SECURED PARTY SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

            8.12. Submission to Jurisdiction; Waivers.

            Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in the County of New York or of the United States for the Southern District of New York, and by execution and delivery of this Agreement, the Administrative Agent and each Grantor consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Administrative Agent and each Grantor irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. Each Grantor and each Secured Party waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the Law of such state.

            8.13. Acknowledgments.

            Each Grantor hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

            (b) no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

            (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

            8.14. Additional Grantors.

            Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

            8.15. Releases.

            (a) At such time as the Loans and the other Obligations shall have been paid in full, the Commitments have been terminated or expired and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

            (b) If any of the Collateral shall be sold or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the capital stock of such Guarantor shall be disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents and that the Proceeds of such disposition will be applied in accordance therewith.

            (c) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement originally filed in connection herewith without the prior written consent of the Administrative Agent subject to such Grantor's rights under Section 9-509(d)(2) of the New York UCC.

            8.16. WAIVER OF JURY TRIAL.

            EACH GRANTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

                                        HOLLY CORPORATION

                                        By: /s/ Stephen J. McDonnell
                                           -------------------------------------
                                           Name:  Stephen J. McDonnell
                                           Title: Vice President and Chief
                                                  Financial Officer


                                        BLACK EAGLE, INC.
                                        HOLLYCORP AVIATION, LLC
                                        HOLLY REFINING & MARKETING COMPANY
                                        HOLLY PETROLEUM, INC.
                                        HOLLY REFINING COMMUNICATIONS, INC.
                                        LEA REFINING COMPANY
                                        LOREFCO, INC.
                                        MONTANA REFINING COMPANY, A PARTNERSHIP
                                             By: BLACK EAGLE, INC. and
                                                 NAVAJO NORTHERN, INC., its
                                                 partners
                                        MONTANA RETAIL CORPORATION
                                        NAVAJO CRUDE OIL PURCHASING, INC.
                                        NAVAJO HOLDINGS, INC.
                                        NAVAJO PIPELINE CO., L.P.
                                             By: NAVAJO PIPELINE GP, L.L.C., its
                                                 general partner
                                        NAVAJO PIPELINE GP, L.L.C.
                                        NAVAJO REFINING COMPANY, L.P.
                                             By: NAVAJO REFINING GP, L.L.C., its
                                                 general partner
                                        NAVAJO REFINING GP, L.L.C.
                                        NAVAJO WESTERN ASPHALT COMPANY
                                        WOODS CROSS REFINING COMPANY, L.L.C.

                                        By: /s/ Stephen J. McDonnell
                                           -------------------------------------
                                           Name:  Stephen J. McDonnell
                                           Title: Vice President and Chief
                                                  Financial Officer

                                        NAVAJO PIPELINE LP, L.L.C.

                                        By: /s/ James G. Townsend
                                           -------------------------------------
                                           Name:  James G. Townsend
                                           Title: President


                                        NAVAJO REFINING LP, L.L.C.

                                        By: /s/ James G. Townsend
                                           -------------------------------------
                                           Name:  James G. Townsend
                                           Title: Vice President

                                        BANK OF AMERICA, N.A.,
                                        as Administrative Agent


                                        By: /s/ Claire Liu
                                           -------------------------------------
                                           Name:  Claire Liu
                                           Title: Managing Director